Exhibit (j)(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 55 to the Registration Statement on Form N-1A, of our report dated March 26, 2009 relating to the December 31, 2008 and 2007 financial statements of Main Place Funding, LLC, which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP

August 28, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 55 to the Registration Statement on Form N-1A ("Registration Statement"), of our report dated February 25, 2009, except with respect to our opinion on the Consolidated Financial Statements insofar as it relates to the effects of changes in segments discussed in Note 22, for which the date is May 27, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation's Current Report on Form 8-K dated May 28, 2009.

/s/PricewaterhouseCoopers LLP

August 28, 2009